UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 16, 2009

American Woodmark Corporation®

(Exact name of registrant as specified in its charter)

Virginia	000-14798	54-1138147
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3102 Shawnee Drive, Winchester, Virginia	22601
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (540) 665-9100

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

American Woodmark Corporation

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 16, 2009, the Compensation Committee of the Board of Directors of the Company approved a new long-term compensation program for certain of the Company’s officers, including the named executive officers, consisting of awards of restricted stock units.

The Committee approved restricted stock unit awards to each of the named executive officers up to the following amounts:

Kent Guichard	20,000
S. Cary Dunston	8,000
Jonathan Wolk	7,500

The material terms of the restricted stock unit awards are as follows:

~ 25% of each award is subject to service-based vesting conditions only. This portion of the award cliff vests on June 16, 2012 if the executive remains continuously employed from the grant date through the vesting date. If the executive terminates employment prior to the vesting date due to retirement, death or disability, the executive receives a pro-rated portion of the award based on the executive’s total service from the grant date through the date of termination.

~ The remaining 75% of each award is subject to both performance-based and service-based vesting conditions as follows:

~At the grant date, a maximum number of shares that may be earned under this portion of the award was determined and is reflected in the chart above;

~The actual number of shares that may be earned under this portion of the award will be determined by the Committee after completion of the Company’s 2010 fiscal year based on the achievement of  specified performance criteria:

~ 40% of this portion of the award is earned based on achievement of performance targets relating to items on the Company’s income statement (such as net income);

~ 40% is earned based on achievement of performance targets relating to items on the Company’s balance sheet (such as debt to capital ratio); and

~ the remaining 20% is earned based on achievement of performance targets relating to organizational development (such as employee retention rates);

~ If the executive terminates employment for any reason prior to the determination date in 2010 or if the minimum performance criteria are not achieved, this portion of the award is forfeited in its entirety.

~ The earned shares, if any, will cliff vest on June 16, 2012 if the executive remains continuously employed from the determination date in 2010 through the vesting date.

~ If the executive terminates employment after the determination date but prior to the vesting date due to retirement, death or disability, the executive will receive a pro-rated portion of the earned shares based on the executive’s total service from the grant date through the date of termination.

With respect to both portions of the restricted stock unit award, “retirement” means the executive’s termination of employment after attainment of age 55 with at least 10 years of service. If a change of control occurs at any time prior to the vesting date while the executive is employed, the executive receives the entire award (based on the maximum award if the change of control occurs before the determination date in 2010). A “change of control” for this purpose is generally (i) the acquisition by any unrelated person of 50% or more of the Company’s common stock or the total voting power of the Company’s securities; (ii) any merger, combination, sale of assets or other similar transaction where the Company does not survive; or (iii) a liquidation of the Company, subject to any additional requirements that may be imposed by Section 409A of the Internal Revenue Code. The award is payable only in shares of the Company’s voting common stock and the shares will be distributed to the executive within 30 days following the vesting date or date of the executive’s earlier retirement, death or disability or the date of a change of control, subject to any delay that may be required by Section 409A of the Internal Revenue Code.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERICAN WOODMARK CORPORATION

(Registrant)

/s/ JONATHAN H. WOLK	/s/ KENT B. GUICHARD
Jonathan H. Wolk Vice President and Chief Financial Officer	Kent B. Guichard President & Chief Executive Officer

Date: June 22, 2009	Date: June 22, 2009
Signing on behalf of the registrant and as principal financial officer	Signing on behalf of the registrant and as principal executive officer